UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2018

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6 Loudon Road, Suite 200
Concord, NH	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01	Changes in Registrant’s Certifying Accountant

On May 8, 2018, hopTo Inc. (the “Company”) appointed Marcum LLP as the Company’s independent registered public accounting firm. This change in the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s board of directors on May 8, 2018.

As previously reported in a Current Report on Form 8-K filed April 26, 2017, the Company’s prior independent registered public accounting firm Macias Gini & O’Connell LLP (“MGO”) notified the Company that MGO was resigning as the Company’s independent accountant on April 22, 2018.

During the fiscal years ended December 31, 2016, and 2017, and the subsequent interim period through May 8, 2018, the Company has not consulted with Marcum regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: May 10, 2018	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Interim Chief Executive Officer, Chief Financial Officer, Secretary